EXHIBIT 4.17

AMENDMENT TO

COMMON STOCK WARRANT

OF

ROCKWELL MEDICAL, INC.

This Amendment (“Amendment”), dated as of January 28, 2013, amends the Common Stock Warrants dated November 28, 2007, as amended to date (the “Warrants”), and issued by Rockwell Medical, Inc. (formerly Rockwell Medical Technologies, Inc., referred to herein as the “Company”) on such date and held by the undersigned holder (“Holder”).

WHEREAS, each of the Company and Holder have determined that a further extension of the expiration date of the Warrants pursuant to the terms of this Amendment is in their best interests and wish to amend the Warrants in accordance with Section 7 of the Warrants;

NOW THEREFORE, the Warrants are amended as set forth below.

1. The definition of Expiration Date in the first sentence of the preamble to the Warrants shall be and hereby is amended so that the Expiration Date of the Warrants shall be July 31, 2013 and not January 28, 2013.

2. The undersigned Holder is the record and beneficial owner of the Warrants stated next to Holder’s signature and is legally authorized to execute this Amendment with respect to such Warrants.

3. Holder’s signature below constitutes Holder’s consent to this Amendment to the extent required by the terms of the Warrants.

4. The term “Warrant” as used in the Warrants shall be deemed to refer to the Warrants as amended hereby.

5. Except as specifically modified herein, the remaining provisions of the Warrants remain in full force and effect.

6. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same Amendment. This Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first set forth above.

HOLDER

By:	Warrants owned by Holder:
Its:	Aggregate number of underlying shares:

ROCKWELL MEDICAL, INC.

By:
Thomas E. Klema
Vice President, Chief Financial Officer and Treasurer